Exhibit 10.45

Executive Officer Compensation Information

The following table sets forth the annual base salaries for 2014 and 2015 for the executive officers of Seattle Genetics, Inc. (the “Company”). The table below also sets forth the bonuses awarded to the Company’s executive officers for the 2014 fiscal year under the Company’s 2014 Senior Executive Annual Bonus Plan. The 2015 target bonuses (based on a percentage of base salary) for the Company’s executive officers under the Company’s 2015 Senior Executive Annual Bonus Plan are also set forth in the table below.

Name and Title	2014 Base Salary	2014 Bonus	2015 Base Salary	2015 Target Bonus Percentage
Clay B. Siegall, Ph.D.	$784,000	$646,800	$815,000	100%
President & Chief Executive Officer
Todd E. Simpson	$443,000	$215,298	$458,550	50%
Chief Financial Officer
Eric L. Dobmeier	$473,600	$260,480	$492,550	50%
Chief Operating Officer
Jonathan Drachman	$469,000	$240,597	$487,800	50%
Chief Medical Officer and Executive Vice President, Research and Development
Vaughn Himes	$392,900	$179,162	$408,650	45%
Executive Vice President, Process Sciences and Technical Operations
Chris Boerner, Ph.D.	$435,000	$807	$435,000	N/A [1]
Executive Vice President, Commercial
Jean Liu	$390,000	$46,508	$393,450	45%
Executive Vice President, Legal Affairs & General Counsel

[1]	Dr. Boerner left the Company prior to establishment of the 2015 target bonus percentage.

Director Compensation Information

The following table sets forth the compensation components for non-employee members of the Company’s Board of Directors for 2014 and 2015, including equity awards.

Compensation Element	2014	2015

General Board Service – Cash Retainer	$50,000	$50,000

General Board Service – Equity

Initial Grant – Number of Options	$12,500	$13,275

Initial Grant – Number of Restricted Stock Units	$5,000	$5,310

Annual Grant – Number of Shares	$8,750	$9,260

Annual Grant – Number of Restricted Stock Units	$3,500	$3,700

Chair Service – Annual Retainer

Lead Director	$12,000	$25,000
Audit	$20,000	$20,000
Compensation	$15,000	$15,000
Nominating & Governance	$10,000	$10,000

Committee Member Service – Annual Retainer

Audit	$10,000	$10,000
Compensation	$8,000	$8,000
Nominating & Governance	$5,000	$5,000